CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 12, 2005, relating to the financial statements and financial highlights which appears in the October 31, 2005 Annual Report to the Shareholders of Franklin Investors Securities Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 24, 2006